Exhibit 10.32

Loan Agreement

G-Smatt Japan Co., Ltd. (hereinafter referred to as “Creditor”) and G-Smatt Co., Ltd. (hereinafter referred to as “Debtor”) enter into the following agreement based on the principle of mutual good faith.

Article 1 (Purpose)

The purpose of this Agreement is for Creditor to lend cash to Debtor, and to stipulate and mutually agree on related matters such as the amount of the loan and the repayment plan for the loan.

Article 2 (Contents of Loan)

1. “Creditor” lends “Debtor” JPY 5,000,000 on December 5, 2019, and “Debtor” agrees to repay the full amount (the sum of the principal and the accrued interest) on December 4, 2020. Provides, if there is a new product order after January 2020, the payment can be offset.)

2. “Debtor” shall pay “Creditor” interest on the above loan at the rate of 3% per annum. Interest shall be calculated and paid on the date of repayment of the loan.

3. The loan term may be changed by consent between the parties.

Article 3 (Event of Default)

“Creditor” may claim the principal and the accrued interest at once even before the due date of repayment if any of the following items apply, and “Debtor” shall not object to such claim.

1. When “Debtor” is subject to a garnishment or attachment for another debt.

2. When the “Debtor” did something that harmed the “Creditor”

Article (Others)

1. The parties to this Agreement shall comply with the terms of this Agreement in good faith.

2. Changes to the Agreement during the term of the Agreement may be made only by written consent of the parties, a signed and sealed document is attached to the end of this Agreement.

3. Any part of this Agreement that is not specified in this Agreement shall be governed by applicable laws, regulations and customary practices.

Article 5 (Resolution of Dispute)

1. In the event of a dispute between the parties in connection with this Agreement, in principle, “Creditor” and “Debtor” shall resolve the dispute by mutual agreement.

2. If the dispute is not resolved despite Paragraph 1, it shall be resolved by trial by the district court having jurisdiction over the address of the headquarters of “Creditor”.

3. This Agreement shall be concluded in Korean and Japanese, and in the event of any inconsistency or contradiction between the Agreements, the Agreement in Korean shall prevail.

Two (2) copies of this Agreement shall be executed and kept in duplicate to prove the conclusion of this Agreement as described above.

November 27, 2019

Creditor : G-Smatt Japan Co., Ltd.	Debtor Name : G-Smatt Co., Ltd.

Address: Shimomoto BLDG. 1-46-3, Hatsdai,	Address: 298-42, Cheongbukjungang-ro,
Shibuya-gu, Tokyo-do, Japan	Pyeongtaek-si, Gyeonggi-do, ROK

Business Registration Number : 0110 – 01 - 070976	Business Registration Number : 211-87-65996

Representative Director: /s/ Keong Rae Kim
Representative Director: /s/ Kyeong In Ryu